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CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. Sections 200.800(b)(4), 200.83
and 240.24b-2


                                                                   EXHIBIT 10.66


                              SETTLEMENT AGREEMENT

1.       INTRODUCTION OF THE PARTIES

         This agreement (the "Agreement") is made as of June 16, 2000 (the "Effective Date") by and between:

         1.1. Gene Logic Inc., a Delaware corporation, having its registered office at 708 Quince Orchard Road, Gaithersburg, Maryland 20878,
                  United States of America,
                  (hereinafter referred to as "Gene Logic")

                  and

         1.2. Aventis CropScience GmbH, a corporation duly organized under the laws of Germany, having its registered office at Industriepark Hochst - K 607, Briiningstrasse 50,
                  65926 Frankfurt am Main,
                  Germany,
                  (hereinafter referred to as "Aventis")

         The foregoing companies may be referred to individually as a "Party" or collectively as the "Parties".

2.       PREAMBLE

         WHEREAS Gene Logic and Aventis (formerly Hoechst Schering AgrEvo GmbH) have entered on June 30, 1998 into a collaborative effort (the "Collaboration Agreement") directed towards the development of a Research Database (as defined in the Collaboration Agreement) for identification of genetic targets for the development and commercialization of Agricultural Products (as defined in the Collaboration Agreement);

         WHEREAS, the Parties wish to terminate the Collaboration Agreement by mutual agreement on the terms and subject to the conditions set forth in this Agreement.

         NOW THEREFORE, in consideration of the foregoing premises and the mutual promises covenants and conditions contained herein, the sufficiency and adequacy of such consideration being hereby acknowledged, and in settlement of all disputes that have arisen between the Parties in relation to the Collaboration Agreement, it is hereby agreed as follows:

3.       TERMINATION OF THE COLLABORATION AGREEMENT

         The Parties mutually agree to terminate the Collaboration Agreement as of the Effective Date under the following conditions:


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3.1.     Aventis pays Gene Logic an amount of [***] at the latest on June 30,
         2000 provided that Aventis has received all the Samples, protocols and data described in Section 3.6 by that date.

3.2. No other payments, fees or financial support will be due by Aventis to Gene Logic arising under or related to the Collaboration Agreement or its termination under this Agreement;

3.3. Aventis waives its rights to maintain an exclusive license to the Research Database following the termination of the Collaboration Agreement;

3.4.     Aventis is released from the reporting obligation set forth in Section
         5.7 of the Collaboration Agreement on the fifth (5th) anniversary of the Effective Date of this Agreement;

3.5. Aventis shall discontinue use of the Gene Logic Software and the Research Database and shall (i) cooperate with Gene Logic to terminate the encrypted link to Gene Logic's computer system and (ii) promptly deliver to Gene Logic copies of the Gene Logic Software;

3.6. Gene Logic shall discontinue use of Samples and related experimental protocols provided to Gene Logic by Aventis and shall promptly return such Samples, cored READS fragments that have been sequenced and clones thereof and protocols as well as all data (meaning in this context all [***], all information under the following [***] to Aventis. All Samples, protocols and data will be shipped to Aventis and also transferred on CDs at the latest on June 30, 2000.

         The cored READS fragments that have been sequenced and the clones thereof will be shipped to AVENTIS as soon as possible but in no event later than thirty (30) days form the Effective Date. In addition, Gene Logic will present the cored READS fragments coded with the READS Fragment ID number as set forth in the aforesaid data.

4.       EFFECT OF THE SETTLEMENT

         The Parties acknowledge and agree that this Agreement is intended as a compromise of all disputes between the Parties. This Agreement shall not be construed as an admission with, respect to any issue or dispute among the Parties in connection with the Collaboration Agreement or its termination under this Agreement.


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*** CONFIDENTIAL TREATMENT REQUESTED

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5.       PRESS RELEASE

         The Parties agree that a press release announcing the termination of the Collaboration Agreement will be prepared by Gene Logic and will be subject to the approval of Aventis, which approval will not unreasonably be withheld.

6.       GENERAL PROVISIONS

         6.1      Notices

                  Any notice or other communication required or permitted to be given by any Party under this Agreement shall be given in writing and shall be (i) personally delivered, (ii) delivered by a nationally recognized overnight courier, or (iii) delivered by certified mail, postage prepaid, return receipt requested or (iv) delivered by facsimile, with receipt confirmed, to the Party at the address set forth below for such Party:

                  To Aventis:                      To Gene Logic:
                  Aventis CropScience GmbH         Gene Logic Inc.
                  Industriepark Hochst - K607      708 Quince Orchard Road
                  Bruningstrasse 50                Gaithersburg, Maryland 20878
                  D 65926 Frankfurt am Main        United States of America
                  Attention: General Counsel       Attention: President
                  Facsimile 49-69-305-834-54       Facsimile: 1-301-987-1701

                  With a copy to:
                  Aventis CropScience N.V.
                  Jozef Plateaustraat 22
                  B 9000 Gent
                  Belgium
                  Attention: General Counsel
                  Facsimile: 32-9-235-84-76

                  or to such other address as to which the Party has given written notice Thereof. Such notices shall be deemed given upon receipt.

         6.2      Use of Names

                  Except as expressly provided in this Agreement, no Party shall use the name of the other Party in any promotional materials or advertising without the prior written consent of the other Party.

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         6.3      Headings

                  The headings appearing herein have been inserted solely for the convenience of the Parties hereto and shall not affect the construction, meaning or interpretation of this Agreement or any of its terms and conditions.

         6.4      Entire Agreement

                  This Agreement constitutes the entire understanding of between the Parties with respect to the subject matter contained herein and supersedes any and all prior agreements, understandings and arrangements whether oral or written between the Parties relating to the subject matter hereof, except the Collaboration Agreement as amended and terminated by this Agreement.

         6.5      Amendments

                  Except as otherwise specifically provided in this Agreement, no conditions, usage of trade, course of dealing or performance, understanding or agreement purporting to modify, vary, explain or supplement the terms or conditions of this Agreement shall be binding unless hereafter made in writing and signed by the Party to be bound and no modification shall be effected by the acknowledgment or acceptance of documents containing terms or conditions at variance with or in addition to those set forth in this Agreement.

         6.6      Waiver

                  No waiver by any Party with respect to any breach or default or of any right or remedy and no course of dealing or performance shall be deemed to constitute a continuing waiver of any other breach or default or of any right or remedy, unless such waiver be expressed in writing signed by the Party to be bound. Failure of a Party to exercise any right shall not be deemed a waiver of such right or rights in the future.

         6.7      Counterparts

                  This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, all of which together shall be deemed to be one and the same instrument.



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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in duplicate by their duly authorized representatives as of the dale set forth above.

Gene Logic Inc.                                      Aventis CropScience GmbH


  /s/ Philip L. Rohrer, Jr.                           /s/ Peter Henkel
------------------------------------                 -------------------------
By:  Philip L. Rohrer, Jr.                           By: Peter Henkel
Title: CFO                                           Title: CEO


                                                      /s/ Gunther Falcke
                                                     -------------------------
                                                     By: Gunther Falcke
                                                     Title: General Counsel



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